UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

11601 Wilshire Blvd., Ste. 380

Los Angeles, CA 90025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2018, Marathon Patent Group, Inc. (the “Company”) received a written notification (the “Notice”) from the NASDAQ Stock Market LLC (“Nasdaq”) indicating that based upon the Company’s Form 8-K filed on June 29, 2018, as a result of the resignations of Edward Kovalik and Christopher Robichaud from the Company’s board of directors (the “Board”) effective June 28, 2018, the Company no longer complies with Nasdaq’s Listing Rules 5605(b)(1) and 5605(c)(2) (the “Rules”) for continued listing..

Under the Rules, the Company has 45 calendar days as of the date of the Notice (the “Due Date”) to submit a plan to regain compliance, and if Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year end, or until January 7, 2019, to regain compliance. In determining whether to accept the Company’s plan, Nasdaq will consider such things as biographical information related to potential candidates, if any, being considered for appointment to the Board and the audit committee. The Company plans to regain compliance through appointment of two new independent directors. While the plan is pending, the Company’s securities will continue to trade on Nasdaq.

In a related matter, Nasdaq has notified the Company that it no longer complies with Nasdaq’s compensation committee requirement as set forth in Listing Rule 5605(d)(2). However, consistent with Listing Rule 5605(d)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or June 28, 2019; or
●	if the next annual shareholders’ meeting is held before December 26, 2018, then the Company must evidence compliance no later than December 26, 2018.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with Rule 5605(d)(2) no later than the date set forth above. If the Company does not regain compliance by such date, Nasdaq Rules will provide written notification to the Company that its securities will be delisted. The Company intends to submit a plan to regain compliance within the 45-day required period and believes that it will be able to maintain its listing.

ITEM 7.01	Regulation FD Disclosure.

On July 13, 2018, the Company issued a press release announcing its receipt of the Notice from Nasdaq and its plans to regain compliance with the Rules.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Marathon Patent Group, Inc., Press Release dated July 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick D. Okamoto
Name:	Merrick D. Okamoto
Title:	Interim Chief Executive Officer and Chairman